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                                                                 Exhibit 3(ii)


                        AMENDED AND RESTATED BYLAWS OF
                       ALLIN COMMUNICATIONS CORPORATION


                                   SECTION I

                                 Capital Stock

     Section 1.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by such person or persons authorized by the General Corporation Law of the State of Delaware to so sign such a certificate certifying the number of shares in the Corporation owned by such holder. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation, with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

     Section 1.2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

     Section 1.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the holder of record or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     Section 1.4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

     Section 1.5. Transfer Agents; Registrars; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and
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regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

     Section 1.6. Record Date. The Board of Directors may fix in advance a future date, not exceeding 60 days (nor, in the case of a stockholders' meeting, less than ten days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                   SECTION II

                            Meetings of Stockholders

     Section 2.1. Annual. The annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held within or without the State of Delaware on such date and at such time as shall be designated by the Board of Directors.

     Section 2.2. Special. Special meetings of stockholders for any purpose or purposes may be called by the Board of Directors, or by the holders of not less than two-thirds of all shares entitled to vote at the meeting. Special meetings may be held at any place, within or without the State of Delaware, as determined by the Board of Directors. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

     Section 2.3. Notice. Written notice of each meeting of stockholders, stating the date, time, place and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant Secretary of the Corporation not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting.

     Section 2.4. List of Stockholders. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be

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prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to meeting of stockholders, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting.

     Section 2.5. Quorum. The holders of shares of stock entitled to cast a majority of the votes on the matters at issue at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law. In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

     Section 2.6.  Organization and Procedure.

     (a) The Chairman of the Board, or, in the absence of the Chairman of the Board, the Vice Chairman of the Board, or any other person designated by the Board of Directors, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

     (b) At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

     Section 2.7. Voting. Unless otherwise provided by the Delaware General Corporation Law, each stockholder shall be entitled to one vote, in person or by written proxy, for each share held of record by such stockholder who is entitled to vote generally in the election of directors. All elections for the Board of Directors shall be decided by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, except as otherwise required by the Delaware General Corporation Law or as provided for in the Certificate of Incorporation or these Bylaws.

     Section 2.8. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation,

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as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall have the duties prescribed by the Delaware General Corporation Law.

     Section 2.9. Nominations of Directors. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any stockholder of record entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Section 2.9 shall be eligible for election as a director at an annual meeting.

     Nominations, other than those made by, or at the direction of, a majority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.9. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received no later than the close of business on the tenth (10th) day following the earlier of the date on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such stockholder's notice shall be set forth (i) as to each person whom the stockholder proposes to nominate as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned (as defined below) by such person on the date of such stockholder notice and (d) and any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule A of Regulation 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission (as such Items and Schedules are in effect on the date hereof and such additional information as may be required by those provisions or successor provisions adopted after the date thereof); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholder who is a record or Beneficial Owner of any equity securities of the Corporation and who is known by such stockholder to be supporting such nominee(s) and (b) the class and number of shares of the

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Corporation's equity securities which are Beneficially Owned and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the Corporation's equity securities Beneficially Owned and owned of record by any Person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice. At the request of a majority of the Board of Directors any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with procedures set forth in this
Section 2.9 shall be provided for use at the annual meeting.

     A majority of the directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 2.9. If a majority of the directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section 2.9 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days, from the date such deficiency notice is given to the stockholder, as a majority of the directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the directors reasonably determine that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.9 in any material respect, then a majority of the directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this
Section 2.9. Notwithstanding the procedure set forth in this Section 2.9, if the majority of the directors does not make a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of this Section 2.9. If the presiding officer determines that a nomination was not made in accordance with the terms of this
Section 2.9, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

     For the purposes of this Section 2.9 and Section 2.10, a person shall be considered the "Beneficial Owner" of any security (whether or not owned of record):

     (a) with respect to which such person or any affiliate or associate (as those terms are defined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security;

     (b) which such person or any affiliate or associate of such person has (i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not

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in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or

     (c) which is Beneficially Owned within the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing of such security or any security convertible into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a subsidiary of the Corporation.

     Section 2.10. New Business. At the annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the majority of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this
Section 2.10. For the proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety
(90) days prior to the scheduled annual meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date, provided however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholder who is the record or Beneficial Owner of any equity security of the Corporation known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned and owned of record by the stockholder giving the notice on the date of such stockholder notice and by any other record or Beneficial Owners of the Corporation's equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial or other interest of the stockholder in such proposal.

     A majority of the directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 2.10. If a majority of the directors determine that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 2.10 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an

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opportunity to cure the deficiency by providing additional information to the
Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the majority of the directors shall reasonably determine. If the deficiency is not cured within such period, or if the majority of the directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 2.10 in any material respect, then a majority of the directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his or her proposal has been made in accordance with the time and information requirements of this Section 2.10. Notwithstanding the procedures set forth in this paragraph, if a majority of the directors does not make a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.10. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2.10, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     Section 2.11. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the Delaware General Corporation Law.


                                  SECTION III

                               Board of Directors

     Section 3.1. Number and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. Except as otherwise required by the Certificate of Incorporation, the number of directors constituting the Board of Directors shall be as authorized from time to time exclusively by resolution of the Board of Directors.

     Section 3.2. Resignation. A director may resign at any time by giving written notice to the Chairman of the Board, to the Chief Executive Officer, or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

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     Section 3.3.  Regular Meetings.  Regular meetings of the Board of Directors may be held without further notice at such time as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

     Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, or at the request in writing of one-third of the members of the Board of Directors then in office.

     Section 3.5. Notice of Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his or her designated address at least six days before the meeting; or sent by overnight courier to each director at his or her designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting;

provided, however, that if less than five days' notice is provided and one-third
--------  -------
of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this
Section 3.5. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     Section 3.6. Place of Meetings. The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware.

     Section 3.7. Telephone Meeting and Participation. Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

     Section 3.8. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 3.9. Quorum and Adjournment. A majority of the directors then holding office shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an

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adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting,
                    --------  -------
stating the date, time and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 hereof.

     Section 3.10. Organization. The Chairman of the Board, or in the absence of the Chairman of the Board, the Vice Chairman of the Board, shall preside at meetings of the Board of Directors; provided that if the Vice Chairman of the Board is also absent, a member of the Board of Directors selected by the members present shall preside at such meetings. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

     Section 3.11. Compensation of Directors. Directors shall receive such compensation for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor.

     Section 3.12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he or she votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

     Section 3.13. Chairman of the Board of Directors and Vice Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and the stockholders. The Chairman of the Board of Directors shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall perform the duties and exercise the powers of the Chairman of the Board of Directors. Neither the Chairman of the Board of Directors nor the Vice Chairman of the Board of Directors shall, solely by virtue of holding such titles, be officers of the Company. The Chairman of the Board of Directors and Vice Chairman of the Board of Directors shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

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                                   SECTION IV

                                   Committees

     Section 4.1. Committees. The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors, designate members of the Board of Directors to constitute committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.


                                   SECTION V

                                    Officers

     Section 5.1. Designation. The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer and a Secretary, and the Board of Directors may elect or appoint, or provide for the appointment of, one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors may elect or appoint, or provide for the appointment of, such other officers, including one or more Vice Presidents in such gradation as the Board of Directors may determine, or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same person.

     Section 5.2. Election Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Subject to Sections 5.3 and 5.4 hereof, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor is chosen and qualified.

     Section 5.3. Resignation. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

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     Section 5.4.  Removal.  Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer or the Chief Executive Officer.

     Section 5.5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

     Section 5.6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, he may authorize the President or any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.7. President. The President shall be the chief operating officer of the Corporation and shall be responsible for supervising and directing the operation of the Corporation's business, subject to the direction of the Chief Executive Officer and the Board of Directors. He shall have such other duties and powers as may be assigned to or vested in him from time to time by the Board of Directors or Chief Executive Officer. In the absence of the Chief Executive Officer or his inability to act, the President shall perform the duties and exercise the authority of the Chief Executive Officer.

     Section 5.8. Vice President. Each Vice President shall have such powers and perform such duties as may be provided for herein and as may be assigned by the Chief Executive Officer, the President or the Board of Directors.

     Section 5.9. Treasurer. The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

     Section 5.10. Secretary. The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors

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

may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary or any Assistant Secretary. The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

     Section 5.11. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall have such powers and perform such duties as usually pertain to their respective offices and as may be assigned by the Board of Directors or an officer designated by the Board of Directors.

     Section 5.12. Compensation of Officers. The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine. The Board of Directors may delegate its authority to determine compensation to designated officers of the Corporation.

     Section 5.13. Execution of Instruments. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.

     Section 5.14. Mechanical Endorsements. The Chief Executive Officer, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.


                                   SECTION VI

                                Indemnification

     Section 6.1. Indemnification Provisions in Certificate of Incorporation. The provisions of this Section VI are intended to supplement Article VI of the Certificate of Incorporation pursuant to Sections 6.2 and 6.3 thereof. To the extent that this Section VI contains any provisions inconsistent with said
Article VI, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VI shall have the same meaning in this Section VI.

     Section 6.2. Indemnification of Employees. The Corporation may by resolution of its Board of Directors indemnify and advance expenses to its employees to the same extent as to its directors and officers, as set forth in the Certificate of Incorporation and in this Section VI of the Bylaws of the Corporation.

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

     Section 6.3. Undertakings for Advances of Expenses. If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by a indemnitee pursuant to clause (iii) of the last sentence of Section 6.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VI of the Certificate of Incorporation or otherwise.

     Section 6.4. Claims for Indemnification. If a claim for indemnification under Section 6.1 of the Certificate of Incorporation is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in
Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VI of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.

     Section 6.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 6.6. Severability. In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.


                                  SECTION VII

                                 Miscellaneous

     Section 7.1. Seal. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall be in charge of the seal and may authorize one or more duplicate seals to be kept and used by any other officer or person.

     Section 7.2. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 7.3. Voting of Stock Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess any may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

     Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

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

                                 SECTION VIII

                              Amendment of Bylaws

          The Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, shall have power to amend, alter, change, adopt or repeal the Bylaws of the Corporation at any regular or special meeting;

provided, however, that the stockholders entitled to vote may prescribe that any
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Bylaw adopted by the stockholders may not be amended, altered, changed, or repealed by the Board of Directors. The stockholders entitled to vote also shall have the power to amend, alter, change, adopt or repeal the Bylaws of the Corporation at any annual or special meeting subject to the requirements of the Certificate of Incorporation.

                                      -15-